DEEP WELL OIL & GAS, INC. COMMENCES LAWSUIT AGAINST TAMM OIL AND GAS CORP.

Alleges Violations of Federal Securities, Defamation and Other Laws

April 7, 2008 - 08:00 EDT

EDMONTON, ALBERTA - (Marketwire - April 7, 2008) Deep Well Oil & Gas, Inc. (“Deep Well”) announced today that it has filed a Complaint (the “Complaint”) with the United States District Court for the District of Nevada alleging that Tamm Oil and Gas Corp. (“Tamm”) has violated United States federal and Nevada state law in connection with Tamm’s recent public statements and activities related to Deep Well, its operations and the ownership of its common shares.

Since December 2007, Tamm and its agents have issued multiple public statements with respect to Tamm’s acquisition of a significant interest in Deep Well and the Sawn Lake heavy oil region in North Central Alberta.

Deep Well is not, and has not been, a party to any of Tamm’s public statements or purported acquisitions of Deep Well common shares. Deep Well alleges that Tamm’s recent public statements contain materially false or misleading statements about Tamm’s ownership interests in Deep Well and Sawn Lake, and that such statements and Tamm’s activities with respect to Deep Well and its common shares violate United States federal and Nevada state law.

In order to assist in protecting Deep Well and its shareholders, Deep Well commenced the Complaint, which alleges that:

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Tamm’s public statements about and purported acquisitions of Deep Well common shares constitute an illegal tender offer in violation of Section 14(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”);

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Tamm’s public statements about Deep Well and the acquisition of Deep Well common shares contain materially false and/or misleading statements or omissions, in violation of United States federal securities laws and Nevada state law;

•	Tamm failed to timely file with the Securities and Exchange Commission a required statement of beneficial ownership on Schedule 13D, and subsequently filed a materially deficient Schedule 13D;

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Tamm has defamed Deep Well by making false statements concerning Deep Well and its interests in Sawn Lake that were published to the public and/or third parties without permission by Deep Well; and Tamm has violated the Lanham Act by making false and misleading representations of fact in connection with its and Deep Well’s business in the oil and gas industry and its tender offer for Deep Well shares or solicitation of shareholders in favor of its tender offer.

Deep Well is seeking injunctive relief and/or other damages in connection with the Complaint.

Deep Well Oil & Gas, Inc. is a Nevada corporation based in Alberta Canada. Deep Well and its subsidiaries Northern Alberta Oil Ltd. and Deep Well Oil & Gas (Alberta) Ltd. have an 80% working interest in 51 contiguous sections of oil sands development leases, 40% working interest in an additional 12 sections of oil sands development leases and a 80% working interest in 6.5 sections of oil sands permits in the Sawn Lake heavy oil area in North Central Alberta. The permits and leases cover 43,964 acres. A previously published independent engineering report estimated that, there are 819.5 million original barrels of oil in place.

This press release may contain forward-looking statements. Actual results could differ materially from those contemplated by such forward-looking statements. Such statements are subject to various risks, including, without limitation, that the Complaint is not successful or that Deep Well fails to obtain the relief sought in the Complaint. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. Deep Well cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, Deep Well does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such a statement. Deep Well Oil & Gas, Inc. (PINK SHEETS: DWOG - News)

Contact:

Deep Well Oil & Gas, Inc.
Investor Relations
1 888 - OILSAND (1-888-645-7263)
www.deepwelloil.com